Exhibit 10.1

PROMISSORY NOTE

Principal:	USD$300,000.00	Dated: December 29, 2025

1.	FOR VALUE RECEIVED, Damon Inc. (the “Borrower”), having a principal office located at 4601 Canada Way, Suite #402, Burnaby, BC V5G 4X7, promises to pay, in accordance with this promissory note (the “Note”), to the order of, Baljinder Bhullar (the “Creditor”) and Dino Mariutti (the “Creditor”), and collectively (the “Creditors”) the principal aggregate sum of USD$300,000 (THREE HUNDRED THOUSAND United States DOLLARS) (the “Principal”), whereby there is a 50/50 contribution by each Baljinder Bhullar and Dino Mariutti, plus any applicable Setup Fee added to the Principal bearing a fixed interest rate of 15% per annum (the “Annual Interest”), calculated from the date hereof on the daily balance of such sum and payable all as set out below at the same place, both before and after demand, maturity, Default (as such term is defined below) and judgement at the rate payable at the same time, place and rate and interest on overdue interest payable at the same time, place and rate until this Note has been indefeasibly repaid in full. The amounts outstanding from time to time under this Note as evidenced by the Creditors records shall, in the absence of manifest error, be conclusive evidence of the indebtedness of the undersigned to the Creditors pursuant to this Note and be binding on the undersigned.

2.	Maturity Date. The Note shall become due and payable in full on the earlier of (the “Maturity Date”): (i) 60 days from Creditors advance of Principal funds to Borrower under the Note; or the earlier of (ii) five (5) business days following the completion of the IP Loan Financing or the receipt by the Borrower of any other debt or equity financing, loan, advance or capital infusion of any kind, whether secured or unsecured; provided however that no amount is due or payable until and unless the Borrower has paid in full all obligations owing to Streeterville Capital LLC.

3.	IP Loan Financing

(a)	It is acknowledged that the Borrower intends to complete an IP Loan Financing (the “IP Financing”) through Fallingst Technologies Inc. (“Fallingst”).

4.	Setup Fee. Borrower shall pay each Creditor a USD $15,000.00 setup fee (the “Setup Fee”), due and payable on the earlier of: (i) the Maturity Date, or (ii) the date on which the Borrower makes a prepayment of the amount due and outstanding in accordance with Section 6 provided however that no amount is due or payable until and unless the Borrower has paid in full all obligations owing to Streeterville Capital LLC. Any Prepayment by the Borrower under this Note will be applied first against the Setup Fee, before reducing Interest, followed by Principal. In the event the Setup Fee is not paid within five (5) business days of the Maturity Date, the Setup Fee shall be increased to USD $25,000.00 for each Creditor. The Setup Fee will begin to accrue Interest in accordance with this Note upon the Maturity Date. For greater certainty the Setup Fee is fully earned, due and payable as of the date that the Principal funds are advanced. The Setup Fee shall be secured by the security. Any payment or Prepayment shall be applied first to fees (including the Setup Fee), then to accrued and unpaid interest, and lastly to Principal, unless otherwise agreed in writing by the Creditors.

5.	The Principal, Annual Interest and fees outstanding shall accrue Interest at an annual rate of 15% following the occurrence of a Default (as such term is defined below).

6.	Prepayment. The Borrower will be entitled to prepay the Principal and Interest Fee in whole or in part (a “Prepayment”), at any time, upon five business days’ written notice being given to the Creditors and without any bonus or penalty being paid to the Creditors. Any payment or Prepayment shall be applied first to fees (including the Setup Fee), then to accrued and unpaid interest, and lastly to Principal, unless otherwise agreed in writing by the Creditors provided however that no amount may be paid or prepaid until and unless the Borrower has paid in full all obligations owing to Streeterville Capital LLC.

7.	Currency and Payment. Any money to be paid pursuant to this Note must be paid by bank draft, certified cheque or electronic transfer of immediately available funds payable to the Creditors, in lawful United States currency. Any payment hereunder shall be made at the Creditors office as set out above prior to 4:00 p.m. (pacific time) on the applicable payment date. Any payments received by the Creditors after 4:00 p.m. (pacific time) on the day payable shall be deemed to have been made and to have been received by the Creditors on the next business day. Notwithstanding the foregoing, provided that payment is received prior to 4:00 p.m. (pacific time) on the day payable, such payment shall not constitute a default in payment under this Note.

8.	Default.

It shall be a default (a “Default”) under this note upon the occurrence of any of the following:

a)	Failure to make any payment of Principal, Interest or fees when due;

b)	Failure to repay the Note in full on the Maturity Date;

c)	Failure to complete the IP Financing within 60 days of the date of this Note;

d)	The Borrower becomes insolvent, makes an assignment for the benefit of Creditors, files or has filed against it any bankruptcy, insolvency or restructuring proceeding;

e)	A receiver, receiver-manager or trustee is appointed over any part of the Borrower’s property;

f)	Any representation or warranty made by the Borrower proves to have been materially false when made.

Upon the occurrence of any Default, all amounts outstanding under this Note shall automatically and immediately become due and payable without notice or demand, all of which are expressly waived by the Borrower.

9.	Usury. If it shall be found that any interest, fees, or other amounts due hereunder violates any applicable law governing usury, the applicable rate of interest and fees due hereunder shall automatically be lowered to equal the maximum rate of interest and fees permitted under applicable law. The Borrower covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Borrower from paying all or a portion of the principal, fees, liquidated damages or interest on this Note.

10.	Subordination to Streeterville Obligations. Borrower and Creditors acknowledge that all obligations, rights, and security interests under this Note are subordinated to all obligations of Borrower to Streeterville Capital, LLC, and that no payment of any kind may be made under this Note or otherwise until and unless all obligations of the Borrower to Streeterville have been paid in full. Borrower and Creditors acknowledge that they and each of them will agree to and abide by a plenary intercreditor/subordination agreement subordinating the obligations under this Note to all obligations owed to Streeterville Capital, LLC, in form and substance acceptable to Streeterville Capital, LLC, in its sole discretion (the “Subordination Agreement”).

11.	Security. As continuing security for the payment and performance of all obligations of the Borrower under this Note, the Borrower hereby grants to the Creditors a security interest in and charge over all of the Borrower’s present and after-acquired personal property, assets and undertaking of every nature and kind, wherever situated (the “Security Interest”), subject and subordinated in all respects to the security interests of Streeterville Capital, LLC, including under the Subordination Agreement. The Borrower shall execute and deliver concurrently with this Note a General Security Agreement as Schedule 1 and such other documents as the Creditors may reasonably require to perfect and maintain the Security Interest. The Creditors are authorized to immediately register financing statements under the Personal Property Security Act (British Columbia) or any similar legislation. The Security Interest shall be subordinate only to the existing security interests of Streeterville Capital, LLC, as in effect on the date of this Note, and shall not be subordinated to any future amendments, increases or additional indebtedness without the prior written consent of the Creditors.

12.	Non-Waiver. The extension of the time for making any payment which is due and payable under this Note, or the Creditors failure or delay in exercising or enforcing any rights or remedies under this Note, or under any instrument securing payment of the indebtedness evidenced by this Note, will not constitute a continuing waiver of the right of the Creditors to enforce those rights and remedies in the future.

13.	Representations and Warranties. The Borrower represents and warrants to the Creditors that:

a)	It is duly incorporated and in good standing;

b)	It has full power and authority to execute and perform this Note and the Security Interest;

c)	This Note constitutes a legal, valid and binding obligation enforceable against the Borrower;

d)	The execution of this Note does not violate any agreement or security arrangement to which the Borrower is a party;

e)	The Borrower is solvent and able to pay its debts as they become due.

14.	Notices. Any notice to be made or given in connection with this Note will be in writing and will be personally delivered to an officer or responsible employee of the Borrower or the Creditors or sent by facsimile, e-mail, or functionally equivalent electronic means, charges (if any) prepaid, at or to any address, electronic address, or facsimile number, as the case may be, as the Borrower or the Creditors may designate to the other in accordance with this provision. Any notice which is personally delivered will be deemed to have been validly and effectively given on the date of delivery if that date is a business day, and the delivery was made during normal business hours; otherwise, it will be deemed to have been validly and effectively given on the business day next following the date of delivery. Any notice which is transmitted by facsimile, e-mail, or functionally equivalent electronic means will be deemed to have been validly and effectively given on the date of transmission if that date is a business day and the transmission was made during normal business hours of the recipient; otherwise, it will be deemed to have been validly and effectively given on the business day next following the date of transmission.

15.	Amendments. No amendment or waiver of any provision of this Note or consent to any departure by the Borrower from any provision of this Note is effective unless it is in writing and signed by the Creditors, and then the amendment, waiver or consent is effective only in the specific instance and for the specific purpose for which it is given.

16.	Collection Expenses. The Borrower will pay all costs and expenses incurred by the Creditors in collecting any amount due, and enforcing its rights, under this Note, including, without limitation, reasonable legal fees and disbursements.

17.	Governing Law. This Note will be governed by and construed in all respects in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in that Province.

18.	Time of the Essence. Time will in all respects be of the essence of this Note.

19.	Waiver of Benefits. Presentment for payment, protest and notice of protest, notice of non-payment and notice of dishonour are waived by the Borrower.

20.	Counterparts and Electronic Delivery. This Note may be signed in counterpart and by electronic means, all counterparts together constituting the whole of this Note. Delivery of an executed copy of this Note by any party by electronic transmission will be as effective as delivery of a manually executed copy.

[signature page follows]

The Borrower has executed this Note as of the 29th day of December, 2025.

damon inc.

Per:	/s/ Dominique Kwong
	Name:	Dominique Kwong
	Title:	CEO

Acknowledged and agreed as of the 29th day of December, 2025.

Dino Mariutti

Per:	/s/ DINO MARIUTTI
	Name:	DINO MARIUTTI
	Email:	[***]

Acknowledged and agreed as of the 29th day of December, 2025.

baljinder bhullar

Per:	/s/ BALJINDER BHULLAR
	Name:	BALJINDER BHULLAR
	Email:	[***]